CROUCH, BIERWOLF & CHISHOLM
                                 [Letter Head]
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November 4, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Autocorp Equities, Inc., File 0-15216

Dear Sirs:

We have read Item 4 of Autocorp Equities, Inc's Form 8-K, and are in agreement with the statements contained in Item 4 as they relate to us.

Very truly yours,
/s/ Crouch, Bierwolf & Chisholm
Crouch, Bierwolf & Chisholm
Certified Public Accountants